UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550 San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2024, the Board of Directors (the “Board”) of Quantum Corporation (the “Company”), on the recommendation of the Corporate Governance and Nominating Committee of the Board, unanimously appointed Todd W. Arden as a director, effective immediately. Mr. Arden was appointed to serve in such capacity until the Company’s 2024 annual meeting of stockholders or until his earlier resignation, removal or disqualification.

Mr. Arden, age 57, most recently served as Senior Managing Director and Co-Chief Credit Officer for Black Diamond Capital Management, LLC, an alternative asset management firm, from January 2016 to March 2020. Mr. Arden received a Bachelor of Arts degree in Economics from Northwestern University and a Masters in Business Administration degree from Columbia University’s Graduate School of Business. Mr. Arden is a Chartered Financial Analyst.

In connection with his appointment to the Board, Mr. Arden entered into an offer letter (the “Offer Letter”) and the Company’s standard director indemnification agreement. Pursuant to the Offer Letter, Mr. Arden will receive a cash retainer of $15,000 per month during the tenure of his service on the Board. In addition, Mr. Arden has agreed to voluntarily resign from the Board promptly following, but in any event within two business days of the Blue Torch Takeout Date (as such term is defined in that certain Eighth Amendment and Waiver to Term Loan Credit and Security Agreement dated as of May 24, 2024 by and among the Company, Quantum LTO Holdings, LLC, Square Box Systems Limited, the financial institutions from time to time party thereto, and Blue Torch Finance LLC, a copy of which has been previously filed with the Securities and Exchange Commission).

There are no arrangements or understandings between Mr. Arden and any other persons pursuant to which Mr. Arden was appointed as a director of the Company and there are no transactions between Mr. Arden and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Arden and any director or executive officer of the Company.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

As previously disclosed, the Company had a hearing with the Nasdaq hearings panel on May 14, 2024. On June 6, 2024, the Company was notified that the Nasdaq hearings panel granted the Company’s request for relief that the Company meet the minimum bid price requirement by September 16, 2024, and that its Quarterly Reports on Form 10-Q for the fiscal quarters ending September 30, 2023 and December 31, 2023 be filed by July 1, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Offer Letter dated June 6, 2024 by and between the Company and Todd W. Arden.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2024	QUANTUM CORPORATION

	By:	/s/ Brian E. Cabrera
	Name:	Brian E. Cabrera
	Title:	Senior Vice President, Chief Administrative Officer, and Corporate Secretary